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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No.s 333-3477, 333-13911 and 333-41683 and Form S-8 No. 333-14179), as
amended, of Sunstone Hotel Investors, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc. and our report dated February 19, 1999 with respect to the consolidated financial statements of Sunstone Hotel Properties, Inc. included in this Annual Report (Form 10-K) for the year December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP

Newport Beach, California
March 25, 1999